                                                                  Exhibit 10.92




                                 LOAN AGREEMENT

         This LOAN AGREEMENT entered into as of June 29, 1994, by GREYHOUND FINANCIAL CORPORATION, a Delaware corporation, and PROPERTIES OF THE SOUTHWEST, INC., a Delaware corporation.

1.     DEFINITIONS.

       As used in this Agreement and the other Documents (as defined below) unless otherwise expressly indicated in this Agreement or the other Documents, the following terms shall have the following meanings (such meanings to be applicable equally both to the singular and plural terms defined).

       1.1  "Advance": the advance of the proceeds of the Loan.

       1.2 "Affiliate": with respect to any individual or entity, any other individual or entity that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such individual or entity.

       1.3 "Agreement": this Loan Agreement, as it may be from time to time renewed, amended, restated or replaced.

       1.4 "Applicable Usury Law": the usury law chosen by the parties pursuant to the terms of paragraph 8.10 or such other usury law which is applicable if such usury law is not.

       1.5 "Articles of Organization": the charter, articles, operating agreement, partnership agreement, by-laws and any other written documents evidencing the formation, organization and continuing existence of an entity.

       1.6 "Assignment(s)": a written assignment or assignments, which may be separate from and/or included within the Mortgage, executed by Borrower and creating in favor of Lender, as security for the Performance of the Obligations, a perfected, direct, first and exclusive assignment (subject only to the Permitted Encumbrances) of: all leases, rents, Purchase Contracts and sales and other proceeds pertaining to or arising from the Real Property or any business of Borrower conducted thereon or with respect thereto; the Borrower-Affiliated Management Agreements; the other Project Governing Documents; and the other Contracts, Intangibles, Licenses and Permits, as such assignments may be from time to time renewed, amended, restated or replaced.

       1.7 "Borrower": Properties of the Southwest, Inc., a Delaware corporation, and, subject to the restrictions on assignment and transfer contained in this Agreement or the other Documents, its successors and assigns.

       1.8 "Borrower-Affiliate Management Agreement": a Management Agreement under which Borrower or an Affiliate of Borrower has been contracted by a Project Association to manage all or a portion of the Real Property and/or affairs of such Project Association.

       1.9 "Business Day": any day other than a Saturday, Sunday or a day on which banks in Arizona or Nevada are required to close.

       1.10 "Collateral": the Property, the Insurance Policies and any and all other property now or hereafter serving as security for the Performance of the Obligations, and all products and proceeds thereof.

       1.11 "Contracts, Intangibles, Licenses and Permits": the property so described in Exhibit C.

       1.12 "Default Rate": as defined in the Note.

       1.13 "Documents": the Note, the Guaranty, the Environmental Certificate, the Security Documents, this Agreement, and all other documents now or hereafter executed in connection with the Loan, as they may be from time to time renewed, amended, restated or replaced.

       1.14 "Environmental Certificate": an environmental certificate executed by Borrower and such other persons or parties as required by Lender in form and substance satisfactory to Lender, as it may be from time to time renewed, amended, restated or replaced.

       1.15 "Event of Default": the meaning set forth in paragraph 7.1. -

       1.16 "Guarantor": each person or entity now or hereafter guaranteeing the Obligations (which initially is limited to Parent).

       1.17 "Guaranty": a primary, joint and several guarantee made by a Guarantor of the Obligations, as it may be from time to time renewed, amended, restated or replaced.

       1.18 "Incentive Fee": the meaning given to it in paragraph 6.12(b).

       1.19 "Incipient Default": an event which after notice and/or lapse of time would constitute an Event of Default.

       1.20 "Insurance Policies": the insurance policies that Borrower is required to maintain and deliver pursuant to paragraph 6.6.

       1.21 "Lender": Greyhound Financial Corporation and its successors and assigns.

       1.22 "Loan": the loan made pursuant to this Agreement.

       1.23 "Loan Fee": Sixty-Seven Thousand Five Hundred Dollars ($67,500).

       1.24 "Lot": a lot which is part of the Real Property and has been legally created and upon which a single family residence may be built subject only to issuance of a building permit for the residence to be constructed.

       1.25 "Management Agreement": whether one or more, the agreement or agreements executed or to be executed between Borrower or an Affiliate of Borrower and the Project Association(s).

       1.26 "Maturity Date": the date (or if not a Business Day, the first Business Day thereafter) twenty (20) months from the date of the initial Advance, but not later than February 28, 1996.

       1.27 "Maximum Loan Amount": Four Million Five Hundred Thousand Dollars ($4,500,000).

       1.28 "Minimum Equity": a cash expenditure in an amount not less than thirty percent (30%) of the total cost of the acquisition of the Real Property.

       1.29 "Minimum Required Lot Sales Approvals": all approvals required from governmental agencies in order to sell Lots and offer them for sale in the State where the Real Property is located.

       1.30 "Mortgage": a deed of trust executed by Borrower and under the terms of which Borrower has conveyed or granted in favor of Lender, as security for the Performance of the Obligations, a perfected, direct, first and exclusive lien (subject only to the Permitted Encumbrances) upon the Real Property, as it may be from time to time renewed, amended, restated or replaced.

       1.31 "Note": the "Promissory Note" in form and substance identical to Exhibit A to be made and delivered by Borrower to Lender pursuant to paragraph 4.1(a)(i), as it may be from time to time renewed, amended, restated or replaced.

       1.32 "Obligations": all obligations, agreements, duties, covenants and conditions that Borrower is now or hereafter required to Perform under the Documents.

       1.33 "Other Credit Facilities": the meaning given to it in paragraph 10.1(a).

                                      2.

       1.34 "Other Credit Facilities Documents": the meaning given to it in paragraph 10.1(a).

       1.35 "Parent": Patten Corporation, a Massachusetts corporation, and, subject to the restrictions on assignment and transfer contained in this Agreement or the other Documents, its successors and assigns.

       1.36 "Partial Release Fee": with respect to a Lot which is a part of the Phase One Property and is to be released from the Mortgage, an amount to be paid at the time of release of such Lot and to be equal to the greater of (a) Sixteen Thousand Five Hundred Dollars ($16,500) or (b) forty-six percent (46%) of the gross sales price of such Lot.

       1.37 "Performance" or "Perform": full, timely and faithful performance.

       1.38 "Permitted Development Loans": the meaning given to it in paragraph 6.16.

       1.39 "Permitted Encumbrances": the rights, restrictions, reservations, encumbrances, easements and liens of record which Lender has agreed to accept as set forth in Exhibit B.

       1.40 "Personal Property": the property described in Exhibit C.

       1.41 "Phase One Property": the portion of the Real Property described in Exhibit D.

       1.42 "PRFCVI Loan": the meaning given to it in paragraph 9.1(a).

       1.43 "PRFCVI Loan Documents": the meaning given to it in paragraph
            9.1(a).

       1.44 "PRFCVI Loan Modification Documents": the meaning given to it in paragraph 9.1(c).

       1.45 "Project Association": whether one or more, the association or associations of property owners which have been or will be provided for in the Project Declaration to manage the Real Property, or portions thereof, and in which all owners of such Real Property will be members.

       1.46 "Project Declaration": whether one or more, the declaration or declarations recorded or to be recorded in the real estate records where the Real Property is located for the purpose of creating a plan of covenants, conditions and restrictions according to which ownership and use of the Real Property, or portions thereof, are to be enjoyed.

       1.47 "Project Consumer Documents": the purchase contract, purchase money promissory note, purchase money deed of trust, credit application, credit disclosures, rescission right notices, final subdivision public reports/prospectuses/public offering statements, and other documents used or to be used by Borrower in connection with the sale of Lots.

       1.48 "Project Governing Documents": the Project Declaration, the Articles of Organization for the Project Association, any and all rules and regulations from time to time adopted by the Project Association, the Management Agreement and any subsidy agreement by which Borrower is obligated to subsidize shortfalls in the operation of the Real Property affected thereby in lieu of paying assessments.

       1.49 "Property": the Real Property and Personal Property.

       1.50 "Purchase Contract": a purchase contract pursuant to which Borrower has agreed to sell and a third party has agreed to purchase a Lot Interest.

       1.51 "Purchaser": a purchaser who has executed a Purchase Contract which has not been rescinded or terminated.

       1.52 "Real Property": the real property described in Exhibit E.





                                       3.
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       1.53 "Resolution": a resolution of a corporation certified as true and correct by an authorized officer of such corporation, a certificate signed by the manager of a limited liability company and such members whose approval is required, or a partnership certificate signed by all of the general partners of such partnership and such other partners whose approval is required.

       1.54 "Security Agreement": a written security agreement which may be separate from and/or included within the Mortgage or this Agreement, executed by Borrower and creating in favor of Lender, as security for the Performance of the Obligations, a perfected, direct, first and exclusive security interest (subject only to the Permitted Encumbrances) in the Personal Property, as it may be from time to time renewed, amended, restated or replaced.

       1.55 "Security Documents": the Mortgage, the Security Agreement, the Assignments and all other documents now or hereafter securing the Obligations, as they may from time to time renewed, amended, restated or replaced.

       1.56 "Security Interest": a perfected, direct, first and exclusive security interest in and charge upon the property intended to be covered by it.

       1.57 "Subordination Agreement": a "Subordination Agreement" made and delivered pursuant to paragraph 6.19, as it may be from time to time renewed, amended, restated or replaced.

       1.58 "Term": the duration of this Agreement, commencing on the date as of which this Agreement is entered into and ending when all of the Obligations shall have been Performed.

       1.59 "Third Party Consents": those consents which Lender requires Borrower to obtain, or which Borrower is contractually or legally obligated to obtain, from others in connection with the transaction contemplated by the Documents.

       1.60 "Title Insurer": a title company which is acceptable to Lender and issues the Title Policy.

       1.61 "Title Policy": a policy of title insurance in an amount not less than the sum of the Maximum Loan Amount and the Incentive Fee, insuring Lender's interest in the Mortgage as a perfected, direct, first and exclusive lien on the Real Property, subject only to the Permitted Encumbrances, issued by Title Insurer and in form and substance acceptable to Lender.

2.  LOAN COMMITMENT; USE OF PROCEEDS; RIGHT OF FIRST REFUSAL.

    2.1 Loan Commitment. Lender hereby agrees, if Borrower has Performed all the Obligations then due, to make the Advance in an amount not to exceed the Maximum Loan Amount.

    2.2 Non-Revolving Loan. The Loan shall be disbursed as a single Advance and be non-revolving. The Advance shall be viewed as a single loan.

    2.3 Use of the Advance. The Advance will be used for the purpose of refinancing a portion of the acquisition cost of the Real Property.

    2.4 Lender's Right of First Refusal For Project Financing. Subject to the terms and conditions of this paragraph, Lender shall have the right of first refusal with respect to all development loans for the Real Property and receivables financings for Lot sales (collectively, "Future Financings"). If Borrower wishes to have a third party process an application from Borrower for a Future Financing or Borrower wishes to accept a third party's proposal for a Future Financing or a third party's commitment for a Future Financing, Borrower must give Lender a notice ("Future Financing Notice") of its intent to do so, together with (a) a written copy of Borrower's application for the Future Financing and the prospective third party investor's agreement to process the application, or a copy of the financing proposal for the Future Financing from the third party investor, or a copy of the commitment for the Future Financing from the third party





                                       4.
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investor, as the case may be, and (b) all information and other materials delivered to such prospective investor in connection with the Future Financing. As used above, the term "application" means a written loan application for a Future Financing made by Borrower which an investor has expressed a willingness to consider and for which a proposal will not be issued as an intermediate step between the application and the commitment; the term "proposal" means a proposal made by an investor to provide a Future Financing to Borrower, which proposal is an expression of intent by an investor to further consider providing Future Financing and must be accepted by Borrower as a condition precedent to the investor's further consideration to providing the Future Financing, but does not constitute a firm and binding offer to provide Future Financing; and the term "commitment n means a firm and binding offer by an investor to provide a Future Financing, subject only to approval by Borrower and the completion of due diligence and closing conditions which do not involve further approval of the type or amount of investment or the type or quantity of collateral or credit enhancement by the investor's credit approval authorities. Lender shall have twenty (20) days from receipt of a Future Financing Notice and the items required to be given to it with such Future Financing Notice (a) to issue a proposal to extend financing to Borrower upon terms and conditions financially equivalent to or better than those contained in the application, proposal or commitment, as the case may be, from the third party investor or
(b) to refuse to do so. Issuance of such a conditional proposal in a timely manner shall constitute adequate exercise (albeit conditional) of Lender's right of first refusal. Lender's failure to issue such a conditioned financing proposal in a timely manner shall be deemed to be an election by Lender to refuse to make the newly requested Future Financing to Borrower; and Lender's failure to issue, within ninety (90) days after receipt by Lender of its financing proposal accepted in writing Borrower ("Accepted Lender Financing Proposal"), a commitment to provide financing upon terms and conditions financially equivalent to those contained in the Accepted Lender Financing Proposal shall be deemed an election by Lender to refuse to make the newly requested Future Financing to Borrower. Lender's election not to make any newly requested Future Financing shall not be deemed a waiver of any of the other terms and conditions of the Documents or the PRFCVI Loan Documents.

3.  SECURITY.

    3.1 Maintenance of Security. Borrower will deliver or cause to be delivered to Lender and will maintain or cause to be maintained in full force and effect throughout the Term (except as otherwise expressly provided in such Document), the Guaranties, the Subordination Agreement(s), the Security Documents and all other security required to be given to Lender pursuant to the terms of this Agreement. Without limiting the generality of the foregoing, Borrower shall notify Lender whenever a Borrower-Affiliated Management Agreement or a Project Declaration is executed in the future and shall, upon request by Lender, execute or cause its Affiliate to execute an Assignment thereof.

    3.2 Sale of Lots: Partial Releases of Lots. Borrower may enter into Purchase Contracts for the sale of Lots which are part of the Real Property to third parties so long as the sale is made in the ordinary course of Borrower's business when no Event of Default exists, complies with the provisions of paragraph 6.3(b) and, upon closing of such contract, Lender receives the appropriate Partial Release Fee. Borrower shall be entitled to close a Purchase Contract entered into in connection with a sale satisfying the criteria of the preceding sentence and to have the Lots and are covered by such sale contract released from the Mortgage only upon satisfaction of the following conditions:
(a) there exists no Event of Default [excluding an Event of Default arising solely by virtue of the cross-default provisions of paragraph 9.1(b)]; (b) the average size of the Lots to be released and all other Lots which have been released from the Mortgage is not greater than approximately one (1) acre; and
(c) Lender has received from Borrower (i) a written request certifying to Lender that the sale and partial release satisfy the criteria set forth in this paragraph, (ii) a completed partial release document in recordable form and otherwise satisfactory to Lender, and (iii) the Partial Release Fee and all its reasonable out-of-pocket expenses incurred in connection with the partial release.

    3.3 Subordination of Mortgage to Permitted Development Loans. Within a reasonable period of time after receipt by Lender of a written request by Borrower that it do so, Lender will from time to time subordinate to the lien of a Permitted Development Loan the lien of this Mortgage with respect to the portion of the Real Property to be developed with proceeds of such Permitted Development Loan, if but only if:

           (a) such loan is being made by a person or entity not a Parent or Affiliate of Borrower;

           (b) no Event of Default or Incipient Default exists at the time of such subordination;





                                       5.

           (c) the Phase One Property has been subdivided into not less than three hundred forty-nine (349) lots, which with the exception of the Wildwood Lots [as defined in paragraph 6.3(b)] are approximately one (1) acre in size;

           (d) the portion of the Real Property affected by the subordination will be developed according to a master development plan approved in writing by Lender, such approval not to be unreasonably withheld; and

           (e) Lender has received from Borrower (i) a completed subordination agreement in recordable form and otherwise satisfactory to Lender and
       (ii) all its reasonable out-of-pocket expenses incurred in connection with the subordination.

    3.4 Lender's Consent to and Partial Releases for Dedications. Within a reasonable time after receipt of a written request from Borrower that it do so, Lender will from time to time consent to the dedication or conveyance of portions of the Real Property for rights of way, utility easements and common areas as contemplated by a master development plan which has been approved in writing by Lender, such approval not to be unreasonably withheld; and, to the extent necessary as part of such transaction, Lender will release such property from the Mortgage without the necessity to pay any partial release fee to Lender. However, it shall be a condition precedent to Lender's obligation under the preceding sentence that

           (a) no Event of Default or Incipient Default exists at the time of such release; and

           (b) Lender has received from Borrower (i) a completed partial release document in recordable form and otherwise satisfactory to Lender and (ii) all its reasonable out-of-pocket expenses incurred in connection with the partial release.

4.    ADVANCE.

       4.1 General Conditions Precedent to the Advance. Lender's obligation to make the Advance shall be subject to and conditioned upon the terms and conditions set forth in the following subparagraphs and elsewhere in this Agreement having been satisfied at Borrower's expense:

            (a)  Documents. Borrower shall have delivered to Lender the following Documents, duly executed, delivered and in form and substance satisfactory to Lender:

               (i)    the Note;

               (ii)   the Guaranty(ies);

               (iii)  the Subordination Agreement(s);

               (iv)   the Mortgage;

               (v)    the Security Agreement;

               (vi)   the Assignments;

               (vii)  the Environmental Certificate;

               (viii) UCC financing statements for filing and/or recording, as appropriate, where necessary to perfect the Security Interest in the collateral for the Loans;

               (ix) a favorable opinion from independent counsel for Borrower in form and substance substantially identical to Exhibit F;

               (x) a favorable opinion from independent counsel for Guarantor(s) in form and substance substantially identical to Exhibit G;





                                       6.

               (xi)   the Title Policy;

               (xii)  the Third Party Consents;

               (xiii) this Agreement;

               (xiv) the documents required pursuant to paragraph 9.1(c) in connection with the other Credit Facilities; and

               (xv)   such other documents as Lender may reasonably require.

           (b) Organizational Project and Other Due Diligence Documents. Borrower shall have delivered to Lender within a reasonable time prior to the date of the Advance in form and substance satisfactory to Lender, provided that Borrower may defer satisfaction of the conditions specified in item 4.1(b)(xi) until the date specified in paragraph 6.3(b):

               (i) the Articles of Organization of Borrower, each of the Guarantor(s), any other surety for the Obligations and, if applicable, their respective managers, members and partners, to the extent any such entity is not a natural person;

               (ii) the Resolutions of Borrower, each of the Guarantor(s), any other surety for the Obligations and, if applicable, their respective managers, members and partners, to the extent any such entity is not a natural person;

               (iii) current certificates of good standing for Borrower, each of the Guarantor(s), any other surety for the Obligations and, if applicable, their respective managers, members and partners, to the extent any such entity is not a natural person, from their respective States of incorporation and; in the case of Borrower, in the State where the Real Property is located;

               (iv)   a Level I environmental assessment of the Real Property;

                (v) evidence that all taxes and assessments on the Property have been paid;

               (vi) a title commitment or preliminary title report for the issuance of the Title Policy, together with copies of all documents referred to therein;

               (vii) a 1988 ALTA/ACSM survey map of the Real Property prepared by a licensed land surveyor acceptable to Lender, showing the Real Property, all easements necessary to the operation and use of the Real Property, and such other details as Lender may reasonably require;

               (viii) all licenses and certificates for the intended use
                      and operation (exclusive of licenses and certificates dependent upon completion of construction) of the Real Property, including environmental permits;

              (ix)    evidence the Real Property is zoned for the intended uses;

               (x)    the Minimum Required Lot Sales Approvals for the Real
                      Property;

               (xi) except as provided above, a copy of the Project Consumer Documents for the Phase One Property, the operating budget for the Project Association for the Phase One Property and the Project Governing Documents for the Phase One Property;

               (xii)  the Insurance Policies;





                                       7.

               (xiii) evidence that the Real Property is not located within a flood prone area, except for such portion thereof which does not materially adversely affect the development, use or value of the Real Property taken as a whole;

               (xiv) evidence of the current and continued availability of utilities necessary to serve the Real Property for the intended uses;

               (xv)   evidence of adequate access to the Real Property;

               (xvi) a copy of the purchase contract pursuant to which Borrower purchased the Real Property and the closing settlement statement (which closing settlement statement shall be delivered to Lender within a reasonable period of time prior to closing);

               (xvii) evidence that Borrower continues to have invested in the Property an amount equal to the Minimum Equity;

               (xviii)a soils test report or other evidence with respect to the suitability of the soils on the Real Property for the intended uses;

               (xix) an appraisal of the Property reflecting a fair market value not less than Six Million Two Hundred Fifty Thousand Dollars ($6,250,000); and

               (xx) such other items as Lender may reasonably request to confirm Borrower's compliance with the conditions precedent to the Advance.

            (c) Litigation and Judgment Searches. Lender shall have received the following in form and substance satisfactory to Lender:

                 (i) the results of current lien, litigation and judgment searches for Borrower and each of the Guarantor(s) conducted in such jurisdictions as Lender deems appropriate; and

                 (ii) the results of a site inspection made by Lender's
                      employees.

            (d) No Change in Project, Borrower or Sureties. No material adverse change shall have occurred in the prospects for the development and sale of subdivided lots in the Real Property or in the business or financial condition of Borrower or any Guarantor since the date of the latest financial and operating statements given to Lender by or on behalf of Borrower or any Guarantor.

            (e) No Change in Representations and Warranties. There shall have been no material, adverse change in the warranties and representations made in the Documents by Borrower, any Guarantor and/or any other surety for the performance of the Obligations.

            (f) No Event of Default or Incipient Default. Neither an Event of Default nor an Incipient Default shall have occurred and be continuing.

            (g) Interest Rate Not Usurious. The interest rate applicable to the Advance (before giving effect to any savings clause) will not exceed the maximum rate permitted by the Applicable Usury Law.

            (h) Payment of Fees. Borrower shall have paid to Lender the Loan Fee and all other fees required to be paid at the time of the Advance.

            (i) Closing Date. Borrower shall not be entitled to any Advance unless on or before June 30, 1994, all Documents have been executed by persons required to do so and the initial Advance has been made.





                                       8.

       4.2 Disbursement of Advance. The Advance may be payable to Borrower; or if requested by Borrower and approved in writing by Lender, to others, either severally or jointly with Borrower, for the credit or benefit of Borrower. The Advance shall be disbursed by check or draft or, at Lender's option (if Borrower first so requests), by wire transfer. Borrower will pay Lender's reasonable charge in connection with any wire transfer, which is currently Twenty-Five Dollars ($25). Lender may, at its option, withhold from the Advance any sum (including costs and expenses) then due to it under the terms of the Documents or which Borrower would be obligated to reimburse Lender pursuant to the Documents if first paid directly by Lender.

       4.3 No Waiver. Although Lender shall have no obligation to make the Advance unless and until all of the conditions precedent to the Advance have been satisfied, Lender may, at its discretion, make the Advance prior to that time without waiving or releasing any of the Obligations.

5.    NOTE; MANDATORY PAYMENTS.

       5.1 Repayment of Loan. The Loan shall be evidenced by the Note and shall be repaid in immediately available funds according to the terms of the Note and the Documents.

       5.2 Partial Release Principal Payments. Until the principal of the Loan has been paid, Borrower will make to Lender at the time of each partial release of a Lot from the Mortgage a principal payment on the Note equal to the Partial Release Fee required to be paid in connection with such partial release.

       5.3 Additional Principal Payments; Payment in Full on Maturity Date. On the dates which are six (6), twelve (12) and eighteen (18) months after the Advance, Borrower will make principal payments on the
            Note in an amount which, when aggregated with all other principal payments made on the note prior to such payment date (including, without limitation, payments made pursuant to paragraph 5.2), is equal to the amounts set forth in the following schedule:

                                                           Aggregate
                Payment Date                          Principal Payments
                ------------                          ------------------
              Sixth (6th) Month                           $1,350,000
              Twelfth (12th) Month                        $2,700,000
              Eighteenth (18th) Month                     $4,050,000

            The entire remaining unpaid principal balance of the Loan shall be payable in full on the Maturity Date.

       5.4 Application of Proceeds. Except as provided in the following sentence, any and all payments received by Borrower with respect to the Obligations (including, without limitation, payments made with proceeds of the Collateral) shall be first applied to the payment of all late charges, costs, expenses and fees then due under the Documents, other than Incentive Fee ("First Priority Application"); then to accrued and unpaid interest on the Loan; then to principal of the Loan; and then to the Incentive Fee; provided that after the First Priority Application, the proceeds of Partial Release Fees shall be applied to the principal balance of the Loan and then to the Incentive Fee. The provisions of this paragraph are subject to Lender's rights under Article VII and the other Documents as to the application of proceeds of the Collateral following an Event of Default.

       5.5 Borrower's Unconditional Obligation to Make Payments. Whether or not the proceeds from the Collateral shall be sufficient for that purpose, Borrower will pay when due all payments required to be made pursuant to any of the Documents, Borrower's Obligation to make such payments being absolute and unconditional.

6.    BORROWER'S REPRESENTATIONS, WARRANTIES AND COVENANTS

      6.1  (a)   Good Standing. Borrower is, and will remain at all times, duly organized, validly existing and in good standing under the laws of Delaware and in each jurisdiction in which it is at any time selling Lots or





                                       9.

                 where at any time the location or nature of its properties or its business makes such qualification necessary. Borrower has and will maintain full authority to Perform the Obligations and to carry on its business and own its property.

            (b) Power and Authority; Enforceability. Borrower has and will maintain full power and authority to execute and deliver the Documents and to Perform the Obligations. All action necessary and required by Borrower's Articles of Organization and all applicable laws for Borrower to obtain the Loan, to execute and deliver the Documents which have been or will be executed and delivered in connection with the Loan and to perform the Obligation, has been duly and effectively taken. The Documents are and shall be, legal, valid, binding and enforceable against Borrower; and do not violate the Applicable Usury Law or constitute a default or result in the imposition of a lien under the terms or provisions of any agreement to which Borrower is a party. No consent of any governmental agency or any other person not a party to this Agreement is or will be required as a condition to the execution, delivery, or enforceability of the Documents.

            (c) Borrower's Principal Place of Business. Borrower's principal place of business is located in the State of Texas, and Borrower will not move its principal place of business except upon not less than sixty (60) days prior written notice to Lender.

       6.2 No Litigation. There is no action, litigation or other proceeding pending or, to Borrower's knowledge, threatened before any arbitration tribunal, court, governmental agency or administrative body against Borrower, which might materially adversely affect the Performance of the Obligations, the Project, the business or financial condition of Borrower, or the ability of Borrower to Perform the Obligations. Borrower will promptly notify Lender if any such action, litigation or proceeding is commenced or threatened.

       6.3 (a) Compliance with Laws. Borrower has complied, and will comply, with all applicable laws and regulations, including, without limitation, all laws and regulations of the state in which the Real Property is located and all other governmental jurisdictions in which the Real Property is located or in which Lots will be sold or offered for sale.


            (b) Sales Activities; Development and Sale of Real Property. Borrower has sold and/or offered for sale only Lots which are part of the Wildwood subdivision in the Phase One Property ("Wildwood Lots"). Except for the Wildwood Lots, Borrower will not sell any Lot or offer any Lot for sale in any jurisdiction, unless: (i) Borrower has delivered to Lender true and complete copies of all approvals required to be obtained by Borrower in such jurisdiction prior to engaging in its proposed conduct, and all other evidence required by Lender that Borrower has complied with all laws of such jurisdiction governing its proposed - conduct with respect to such Lot; and (ii) Borrower has delivered to Lender the Project Consumer Documents and the Project Governing Documents which Borrower will be using in connection with the sale or offering for sale of such Lots and their use and enjoyment, and such documents have been approved by Lender, which approval shall not be unreasonably withheld or delayed. Borrower represents and warrants that it has all Minimum Required Lot Sales Approvals. Not later than June 30, 1995, Borrower will deliver to Lender pro-forma operating budget for the Phase One Property, the Project Governing Documents, and Project Consumer Documents (which have, to the extent required, been approved for use in the State of Texas and fairly disclose the common area and other amenities in the Real Property which are or will be available to owners of Lots and the terms and conditions of such availability) for the Phase One Property and will take all steps necessary to commence the sale of Lots in Texas; and Borrower will thereafter maintain an active marketing program for the sale of Lots in the Phase One Property in conformance with all applicable laws and regulations and consistent with the provisions of this paragraph and the terms and conditions of Mortgage pertaining to the sale of Lots in the Phase One Property.

            (c) Lot Not a Security. Neither the sale nor the offering for sale of any Lot by Borrower will constitute the sale or the offering of a security for sale under any applicable law.





                                      10.

            (d) Zoning Compliance. Residential development and use of Lots in the Phase One Property will not violate or constitute a non-conforming use or require a variance under any private covenant or restriction or any zoning, use or similar law, ordinance or regulation affecting the development, use or occupancy of the Real Property.

            (e) Fulfillment of Obligations to Purchasers. Borrower at all times will fulfill and will cause its Affiliates, agents and independent contractors at all times to fulfill all obligations to Purchasers. Borrower will perform, and will cause its Affiliates to perform, all of their respective obligations under the Project Consumer Documents and the Project Governing Documents.

            (f) No Modification of Project Consumer and Project Governing Documents. Borrower, without the prior written consent of Lender, will not cancel or materially modify any of the Project Consumer Documents or the Project Governing Documents.

       6.4 Notice of Lender's Interest. Lender may notify persons bound thereby of the existence of Lender's interest as assignee in the Purchase Contracts and request from any person bound by them any information relating to them. Borrower will deliver such notice under its letterhead if requested.

       6.5 Restrictions on Transfer, Liens and Change of Control. Except as otherwise provided in paragraphs 3.2 and 3.3, Borrower, without the prior written consent of Lender, will not: (a) sell, convey, pledge, hypothecate, encumber or otherwise transfer any security for the Performance of the Obligations; (b) permit or suffer to exist any liens, security interests or other encumbrances on any security for the Performance of the Obligations, except for the Permitted Encumbrances and liens and security interests expressly granted to Lender; (c) sell, lease, transfer or dispose of all or substantially all of its assets to another entity not a Borrower; or (d) permit or suffer to exist any transfer of the ownership interests or control of Borrower.

       6.6 Insurance. Borrower will pay the cost of and will maintain and deliver evidence to Lender of insurance policies required by Lender, and written by insurers and in amounts and on forms satisfactory to, Lender.

       6.7 (a) No Misrepresentations. The Documents and all certificates, financial statements and written materials furnished to Lender by or on behalf of Borrower in connection with the Loan do not contain any untrue statement of a material fact or omit to state a fact which materially adversely affects or in the future may materially adversely affect the Collateral, the Project, the business or financial condition of Borrower, or the ability of Borrower to Perform the Obligations.

            (b) Reliance. Lender's examination, inspection, or receipt of information pertaining to the Collateral or the Project and its proposed operation shall not in any way be deemed to reduce the full scope and protection of the warranties, representations and Obligations contained in this Agreement.

       6.8 (a) Sales Reports. On or before the tenth (10th) day of each month, Borrower will cause to be furnished to Lender a sales report for the prior month showing the number of sales and closings of Lots and the aggregate dollar amount thereof, including down payments.

            (b) Financial Information. Borrower will furnish or cause to be furnished to Lender within one hundred twenty (120) days after each fiscal year of the subject, a copy of the current annual consolidated financial statements of Parent and, subject to the best efforts of Borrower, the Project Association; and shall furnish or cause to be furnished to Lender within forty-five (45) days after each interim quarterly fiscal period of Parent a copy of the current financial consolidated statements of Parent for the period commencing with the first day of the fiscal year and concluding with such quarter end. Such financial statements shall contain a balance sheet as of the end of the relevant fiscal period and statements of income and of cash flow for such fiscal period (together with the comparable figures for the corresponding period of the previous fiscal year, all in reasonable detail. All financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied. All financial statements of Parent shall be certified by the chief financial officer of Parent. All other financial statements required pursuant to this paragraph shall be certified by the chief financial officer,


                                      11.

                 general partner, or manager, as the case may be, of the subject of such statements. Annual statements of Parent shall be audited and certified by a recognized firm of certified public accountants reasonably satisfactory to Lender. Together with such financial statements, Parent will deliver to Lender a certificate signed by its chief executive officer or chief financial officer stating that there exists no Event of Default or Incipient Default or, if any such Event of Default or Incipient Default exists, specifying the nature and period of its existence and what action Parent proposes to take with respect to it.

            (c) Project and Sales Documents. Borrower will deliver to Lender from time to time, as available, and promptly upon amendment or effective date: current price lists, sales literature, registrations/consents to sell, and final subdivision public reports/public offering statements/prospectuses. Borrower will deliver to Lender any changes which Borrower proposes or any other person having the power to do so proposes be made to the Project Consumer Documents and/or the Project Governing Documents last delivered to Lender, together with a description and explanation of the changes; and other items requested by Lender which relate to the Lots.

            (d) Right to Inspect. Borrower will at its expense permit Lender and its representatives at all reasonable times to inspect the Real Property and to inspect, audit and copy Borrower's books and records.

            (e) Project Association Budget. Borrower will submit to Lender annually within ten (10) days after each is available, proposed annual maintenance and operating budgets of the Project Association, certified to be adequate by the manager of the Project Association and a statement of any annual assessment to be levied upon the owners of Lots, and will use its best efforts to cause to be made available to Lender for inspection, auditing and copying, upon Lender's request, the books and records of the Project Association.

            (f) Additional Information. Borrower will make available such further information as Lender may from time to time reasonably request.

       6.9 Subordination of Indebtedness Owing to Affiliates. Borrower will cause any and all indebtedness owing by it to its shareholders, directors or officers, Guarantors, or the relatives and Affiliates of Borrower or the foregoing and all liens, security interests and other charges on the assets of Borrower, including, without limitation, the Collateral, to be fully subordinated in all aspects to the Obligations pursuant to written agreements satisfactory to Lender; provided, however, that if neither an Event of Default nor an Incipient Default is outstanding, such subordination shall not extend to reasonable salaries and fees at normal and customary rates for services actually rendered or payments or distributions of any kind to Patten. Any such creditor shall execute a subordination agreement in form and substance satisfactory to Lender.

       6.10 No Default for Third Party Obligations. Borrower is not in default of any payment on account of indebtedness for borrowed money or of any repurchase obligations in connection with a receivables purchase financing, or in violation of or in default under any material term in any agreement, instrument, order, decree or judgment of any court, arbitration or governmental authority to which it is a party or by which it is bound.

       6.11 Payment of Taxes. Borrower has filed all tax returns and paid all taxes, assessments, levies and penalties, if any, required to be filed by it or paid by it to any governmental or quasi-governmental authority or subdivision, including ad valorem taxes and assessments relating to the Property.

       6.12 Fees, Costs and Expenses.

            (a) Loan Fee. Borrower will pay to Lender the Loan Fee and, in addition thereto, a documentation fee ("Documentation Fee") equal to Twenty-Five Thousand Dollars ($25,000) for the preparation of the Documents executed at or in connection with the closing of the Loan. The Documentation Fee is inclusive of, and not in addition to, that "Documentation Fee" payable pursuant to the terms of the PRFCVI Loan Modification Documents. Borrower has paid to Lender Ten Thousand Dollars





                                      12.

                 ($10,000) of the Loan Fee. The balance of the Loan Fee and the entire Documentation Fee shall be due and payable upon execution of this Agreement, but not later than June 30, 1994. Borrower acknowledges that the Loan Fee and the Documentation Fee have been earned and are nonrefundable. Borrower will pay on demand any and all reasonable costs and expenses incurred by Lender in connection with the initiation, documentation and closing of the Loan, the making of the Advance, the protection of the security for the Performance of the Obligations, or the enforcement of the Obligations against Borrower, including, without limitation, all attorneys' (except as provided below) and other professionals' fees, costs and expenses, charges for lien, litigation and judgment searches, and revenue, documentary stamp and intangible taxes. Without limiting the generality of the foregoing, Borrower will pay all costs and expenses (including, without limitation, computer, telecopy, telephone and staff overtime charges) of Lender's attorneys which are incurred in connection with the preparation, negotiation and execution of the Documents executed at or in connection with the closing of the Loan or the PRFCVI Loan Modification Documents. However, Borrower will have no obligation to pay or reimburse Lender for Lender's attorneys' fees (excluding costs and expenses) for such matters, except for such attorneys' fees which are in excess of the Documentation Fee and are caused by the negligence of Borrower or third parties, or lack of diligence or cooperation by Borrower or third parties in the negotiation of the Documents and the closing of the Advance and the making of the next advance of the PRFCVI Loan.

            (b) Incentive Fee. Borrower will pay to Lender, in addition to all basic interest payable under the Note and other charges and fees due under the Documents, an incentive fee ("Incentive Fee") equal to One Hundred Ninety-Eight Thousand Dollars ($198,000). The Incentive Fee shall be paid after the principal, interest and charges on the Loan (other than the Incentive Fee) have been paid in full through payment of the Partial Release Fees. Any remaining balance of the Incentive Fee shall be due upon the earlier of (a) the Maturity Date, or
                 (b) the acceleration of the Loan.

       6.13 Indemnification. Borrower will INDEMNIFY, PROTECT, HOLD HARMLESS, and defend Lender, its successors, assigns and shareholders (including corporate shareholders), and the directors, officers, employees, agents and servants of the foregoing, for, from and against any and all losses, costs, expenses (including, without limitation, court costs, and reasonable attorneys' fees), demands, claims, suits, proceedings (whether civil or criminal), orders, judgments, penalties, fines and other sanctions arising from or brought in connection with (a) the Collateral, Lender's status by virtue of the Documents, creation of Security Interests, the terms of the Documents or the transactions related thereto, or any act or omission of Borrower or its employees or agents, whether actual or alleged unless such act or omission is caused by Lender's gross negligence or willful misconduct, and (b) any and all brokers' commissions or finders' fees or other costs of similar type by any party in connection with the Loan. On written request by a person or other entity covered by the above agreement of indemnity, Borrower will undertake, at its own cost and expense, on behalf of such indemnitee, using counsel satisfactory to the indemnitee, the defense of any legal action or proceeding to which such person or entity shall be a party. At Lender's option, Lender may at Borrower's reasonable expense prosecute or defend any action involving the priority, validity or enforceability of the Security Interests in the security for the Performance of the Obligations.

       6.14 Perfection of Security Interests. Borrower will execute or cause to be executed all documents and do or cause to be done all acts necessary for Lender to perfect and to continue the perfection of the Security Interest of Lender in the collateral or otherwise to effect the intent and purposes of the Documents.

       6.15 Survival and Additional Representations, Warranties and Covenants. The representations, warranties and covenants contained in this
            Article VI are in addition to, and not in derogation of, the representations and warranties contained elsewhere in the Documents and shall be deemed to be made and reaffirmed immediately prior to the making of the Advance.

       6.16 Restrictions on Additional Financing. Without Lender's prior written approval, Borrower shall not incur any additional debt (including without limitation any contingent or guarantor liability or capitalized lease obligations) with respect to, or in connection with its ownership and operation of the Real Property, except for the following ("Permitted Debt"): (a) short term accounts payable incurred in connection with the



                                      13.

            development or operation of the Real Property; and (b) loans for the purpose of Lot development costs of portions of the Real Property and Lot sales ("Permitted Development Loans") receivables financings as to which Lender has elected not to exercise its right of first refusal provided for in paragraph 2.4 and which, subject to the provisions of paragraph 2.3, are not secured by any of the Collateral or any of the security for the Other Credit Facilities Documents. Without limiting the generality of its rights under the Documents and Other Credit Facilities Documents, Lender may require, as a condition to its approval of any debt which is not Permitted Debt, copies of the financing documents and also estoppel certificates executed by the persons providing the financing, containing among other things, full subordination, and notice provisions and cure rights required by and for the benefit of Lender.

7.    DEFAULT.

       7.1 Events of Default. The occurrence of any of the following events or conditions shall constitute an Event of Default under the
            Documents:

            (a) failure of Lender to receive from Borrower within five (5) Business Days of the date when due and payable (i) any amount payable under the Note or (ii) any other payment due under the Documents, except for a payment due at the Maturity Date of the Note for which no grace period is allowed;

            (b) any representation or warranty which is made by a person other than Lender and is contained in the documents or in any certificate furnished to Lender under the Documents by or on behalf of Lender proves to be, in any material adverse respect, false or misleading as of the date deemed made;

            (c) a default in the Performance of the Obligations - set forth in paragraph 6.5(a), 6.5(c), 6.5(d), 6.6, 6.8, 6.16 or 9.2;

            (d) a default in the Performance of the Obligations or a violation of any term, covenant or provision of the Documents (other than a default or violation referred to elsewhere in this paragraph 7.1) which continues unremedied (i) for a period of five (5) Business Days after notice of such default or violation to Borrower in the case of a default under or violation of paragraph 6.5(b) or any other default or violation which can be cured by the payment of money alone or
                 (ii) for a period of twenty (20) Business Days after notice to Borrower in the case of any other default or violation;

            (e) an "Event of Default", as defined elsewhere in any of the Documents;

            (f) any default by Borrower under any other agreement evidencing, guaranteeing, or securing borrowed money or a receivables purchase financing involving an obligation in excess of Fifty Thousand Dollars ($50,000) to make a payment of principal or interest or to repurchase receivables or any other material default by Borrower permitting the acceleration of the payment or repurchase obligations of Borrower, which accelerated payment or repurchase obligations are in excess of Fifty Thousand Dollars ($50,000) in the aggregate;

            (g) any final, non-appealable judgment or decree for money damages or for a fine or penalty against Borrower which is not paid and discharged or stayed within thirty (30) days thereafter and when aggregated with all other judgment(s) or decree(s) that have remained unpaid and undischarged or stayed for such period is in excess of Fifty Thousand Dollars ($50,000);

            (h) any-party holding a lien or security interest in the Collateral commences foreclosure or similar sale thereof;

            (i) Borrower shall (i) generally not be paying its debts as they become due, (ii) file, or consent by answer or otherwise to the filing against it of a petition for relief or reorganization, arrangement or liquidation or any other petition in bankruptcy or insolvency under the laws of any jurisdiction, (iii) make an assignment for the benefit of its creditors, (iv) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers for itself or any substantial part of its property, (v) be





                                      14.

                 adjudicated insolvent, (vi) dissolve or commence to wind-up its affairs or (vii). take any action for purposes of the foregoing; or a petition for relief or reorganization, arrangement or liquidation or any other petition in bankruptcy or insolvency or the appointment of a custodian under the laws of any jurisdiction is filed against it or a custodian is appointed for Borrower, the Collateral or any material part of its properties and such proceeding is not dismissed and appointment vacated within ninety (90) days thereafter;

            (j) a material adverse change in the Property, the Project or in the business or financial condition of Borrower or in the Collateral, which change is not enumerated in this paragraph
                 7.1 as the result of which Lender in good faith deems the prospect of Performance of the Obligations impaired or its security for the Performance of the Obligations imperiled;

            (k)  any of the events enumerated in paragraphs 7.1(b), (f), (g),
                 (i) or (j) occurs with respect to any Guarantor or other surety for the Performance of the Obligation or default occurs under Article 6 of the Guaranty dated as of even date herewith and executed by Parent; provided, however, that when applying paragraphs 7.1(f) and (g) to Parent, the amount which must be exceeded shall be Two Hundred Fifty Thousand Dollars ($250,000) in all cases rather than Fifty Thousand Dollars ($50,000);

            (l) failure of Lender to receive from Borrower, within twenty (20) days of the date Borrower knows or should have known of such change, notice of any material change in any representations or warranties in the Documents or otherwise made in connection with the Loan; or

            (m) an order or decree has been entered by any court of competent jurisdiction enjoining or otherwise prohibiting the intended use of the Real Property, for single family residential purposes, and judgment is not vacated within ninety (90) days after Borrower has obtained knowledge or notice thereof.

       7.2 Remedies. At any time after an Event of Default has occurred and while it is continuing, Lender may, without obligation, in addition to the rights and powers granted elsewhere in the Documents and not in limitation thereof, do any one or more of the following:

            (a)  cease to make the Advance;

            (b) declare the Note, together with prepayment premiums, the Incentive Fee and all other sums owing by Borrower to Lender in connection with the Documents, immediately due and payable without notice, presentment, demand or protest, which are hereby waived by Borrower; and/or

            (c) proceed to protect and enforce its rights and remedies under the Documents and to foreclose or otherwise realize upon the Collateral or to exercise any other rights and remedies available to it at law, in equity or by statute.

       7.3 Application of Proceeds During an Event of Default. Notwithstanding anything in the Documents to the contrary, while an Event of Default exists, any cash received and retained by Lender in connection with the Collateral may be applied to payment of the Obligations in the manner provided in paragraph 7.5.

       7.4  Uniform Commercial Remedies; Sale; Assembly of Collateral.

            (a) UCC Remedies: Lender shall have all of the rights and remedies of a secured party under the Uniform Commercial Code of the State of Arizona and all other rights and remedies accorded to a Secured Party at equity or law.

            (b) Obligation to Assemble Collateral. Upon request of Lender when an Event of Default exists, Borrower shall assemble the Personal Property not already in Lender's possession and make it available to Lender at a time and place designated by Lender.





                                      15.

       7.5 Application of Proceeds. The proceeds of any sale of all or any part of the Collateral made in connection with the exercise of Lender's rights and remedies shall be applied in the following order of priorities; first, to the payment of all costs and expenses of such sale, including without limitation, reasonable compensation to Lender and its agents, attorneys fees, and all other expenses, liabilities and advances incurred or made by Lender, its agents and attorneys, in connection with such sale, and any other unreimbursed expenses for which Lender may be reimbursed pursuant to the Documents; second, to the payment of the other Obligations, in such order and manner as Lender shall in its discretion determine, with no amounts applied to payment of principal until all accrued interest has been paid; and third, to the payment to Borrower, its successors or assigns, or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

       7.6 Lender's Right to Perform. Lender may, at its option, and without any obligation to do so, pay, perform and discharge any and all obligations (including, without limitation, the Obligations under paragraph 6.6) agreed to be paid or performed in the Documents by Borrower, any Guarantor or any surety for the Performance of the Obligations if (a) such person fails to do so, and (b)(i) an Event of Default exists or (ii) in the opinion of Lender, such action must be taken because an emergency exists or to preserve any of the Collateral or its value. For such purposes Lender may use the proceeds of the Collateral. All amounts expended by Lender in so doing or in exercising its remedies under the Documents following an Event of Default shall become part of the Obligations, shall be immediately due and payable by Borrower to Lender upon demand, and shall bear interest at the Default Rate from the dates of such expenditures until paid.

       7.7 Non-Exclusive Remedies. No remedy in any Document conferred on or reserved to Lender is intended to be exclusive of any other remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under any Document or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power shall be construed to be a waiver of or acquiescence to any default or a waiver of any right or power; and every such right and power may be exercised from time to time and as often as may be deemed expedient.

       7.8 Waiver of Marshalling. Borrower, for itself and for all who may claim through or under it, hereby expressly waives and releases all right to have the Collateral or any other security for the Performance of the Obligations, or any part of such security, marshalled on any foreclosure, sale or other enforcement of Lender's rights and remedies.

       7.9 Attorney-in-Fact. For the purpose of exercising its rights and remedies under paragraph 7.6, Lender may do so in Borrower's name or its name and is hereby appointed as Borrower's attorney-in-fact to take any and all actions in Borrower's name and/or on Borrower's behalf as Lender may deem necessary or appropriate in its sole and absolute discretion in the accomplishment of such purposes.

8.    CONSTRUCTION AND GENERAL TERMS.

       8.1 Payment Location. A11 monies payable under the Documents shall be paid to Lender at its address set forth on the signature page of this Agreement in lawful monies of the United States of America, unless otherwise designated in the Documents or by Lender by notice.

       8.2 Entire Agreement. The Documents exclusively and completely state the rights and obligations of Lender and Borrower with respect to the Loans. No modification, variation, termination, discharge, abandonment, or waiver of any of the provisions or conditions of the Documents shall be valid unless in writing and signed by duly authorized representatives of the party sought to be bound by such action. The Documents supersede any and all prior representations, warranties and/or inducements, written or oral, heretofore made by Lender concerning this transaction, including any commitment for financing.

       8.3 Powers Coupled with an Interest. The powers and agency hereby granted by Borrower are coupled with an interest and are irrevocable until the Obligations have been Performed in full and are granted as cumulative to Lender's other remedies for collection and enforcement of the Obligations.





                                      16.

       8.4 Counterparts. Any Document may be executed simultaneously in any number of identical copies each of which shall constitute an original for all purposes.

       8.5 Notices. All notices, requests or demands required or permitted to be given under the Documents shall be in writing, and shall be deemed effective (a) upon hand delivery, if hand delivered; (b) one
            (1) Business Day after such are deposited for delivery via Federal Express or other nationally recognized overnight courier service; or (c) three (3) Business Days after such are deposited in the United States mails, certified or registered mail, all with delivery charges and/or postage prepaid, and addressed as shown below, or to such other address as either party may, from time to time, designate in writing. Written notice may be given by telecopy to the telecopier number shown below or to such other telecopy number as either party may designate, from time to time, in writing, provided that such notice shall not be deemed effective unless it is confirmed within twenty-four (24) hours by hand delivery, courier delivery or mailing of a copy of such notice in accordance with the requirements set forth above.

            If to Lender:                  Greyhound Financial Corporation
            (two copies)                   Dial Tower
                                           Dial Corporate Center
                                           1850 North Central Avenue
                                           Phoenix, Arizona 85077-1141
                                           Telecopy: (602) 207-5036

                                           One copy marked "Attention: Vice
                                           President - Law" and the other
                                           marked "Attention: Vice President -
                                           Operations Management"

            If to Borrower:                Properties of the Southwest, Inc.
                                           c/o Patten Corporation
                                           5295 Town Center Road, Suite 400
                                           Boca Raton, Florida 33486
                                           Attn: Patrick Rondeau
                                           Telecopy: (407) 391-6337

       8.6 Successors and Assigns. All the covenants of Borrower and all the rights and remedies of the Lender contained in the Documents shall bind Borrower, and, subject to the restrictions on merger, consolidation and assignment contained in the Documents, its successors and assigns, and shall inure to the benefit of Lender, its successors and assigns, whether so expressed or not. Borrower may not assign its rights in the Documents in whole or in part. Except as may be expressly provided in a Document, no person or other entity shall be deemed a third party beneficiary of any provision of the Documents.

       8.7 Severability. If any one or more of the provisions contained in any Document shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in the Document shall not in any way be affected or impaired thereby.

       8.8 Time of Essence. Time is of the essence in the Performance of the Obligations.

       8.9 Miscellaneous. All headings are inserted for convenience only and shall not affect any construction or interpretation of the Documents. Unless otherwise indicated, all references in a Document to clauses and other subdivisions refer to the corresponding paragraphs, clauses and other subdivisions of the Document; the words "herein," "hereof," "hereto," hereunder" and words of similar import refer to the Document as a whole and not to any particular paragraph, clause or other subdivision; and reference to a numbered or lettered subdivision of an Article, or paragraph shall include relevant matter within the Article or paragraph which is applicable to but not within such numbered or lettered subdivision. All Schedules and Exhibits referred to in this Agreement are incorporated in this Agreement by reference.

       8.10 (a) CHOICE OF LAW. EXCEPT AS MAY BE SPECIFICALLY PROVIDED TO THE CONTRARY IN ANOTHER DOCUMENT THE DOCUMENTS AND THE RIGHTS, DUTIES AND OBLIGATIONS OF





                                      17.

            THE PARTIES THERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ARIZONA AND TO THE EXTENT THEY PREEMPT THE LAWS OF SUCH STATE, THE LAWS OF THE UNITED STATES.

            (b) CHOICE OF JURISDICTION AND VENUE. EXCEPT AS MAY BE SPECIFICALLY PROVIDED TO THE CONTRARY IN ANOTHER DOCUMENT,
            BORROWER: (A) HEREBY IRREVOCABLY SUBMITS ITSELF TO THE PROCESS, JURISDICTION AND VENUE OF THE COURTS OF THE STATE OF ARIZONA, MARICOPA COUNTY, AND TO THE PROCESS, JURISDICTION, AND VENUE OF THE UNITED STATES DISTRICT COURT FOR The DISTRICT OF ARIZONA, FOR THE PURPOSES OF SUIT, ACTION OR OTHER PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, OR, IF LENDER INITIATES SUCH ACTION, ANY COURT IN WHICH LENDER SHALL INITIATE SUCH ACTION AND THE CHOICE OF SUCH VENUE SHALL IN ALL INSTANCES BE AT LENDER'S ELECTION; AND (B) WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY CLAIM THAT BORROWER IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FOR FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. BORROWER HEREBY WAIVES THE RIGHT TO COLLATERALLY ATTACK ANY JUDGMENT OR ACTION IN ANY OTHER FORUM.

            (c) WAIVER OF JURY TRIAL. LENDER AND BORROWER ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER ANY OF THE DOCUMENTS WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES AND THEREFORE, THE PARTIES AGREE THAT ANY LAWSUIT ARISING OUT OF ANY SUCH CONTROVERSY SHALL BE TRIED BY A JUDGE SITTING WITHOUT A JURY, AND BORROWER HEREBY KNOWINGLY AND VOLUNTARILY WAIVES TRIAL BY JURY IN ANY SUCH PROCEEDING.

            (d) INDUCEMENT TO LENDER. ALL OF THE PROVISIONS SET FORTH IN THIS PARAGRAPH ARE A MATERIAL INDUCEMENT FOR LENDER'S MAKING THE LOAN TO BORROWER.

                                                     [Borrower (initials _____)]

       8.11 Compliance With Applicable Usury Law. It is the intent of the parties hereto to comply with the Applicable Usury Law. Accordingly, notwithstanding any provisions to the contrary in the Documents, in no event shall this Agreement or the Documents require the payment or permit the collection of interest in excess of the maximum contract rate permitted by the Applicable Usury Law.

       8.12 NO RELATIONSHIP, WITH PURCHASERS. LENDER DOES NOT HEREBY ASSUME AND SHALL HAVE NO RESPONSIBILITY, OBLIGATION OR LIABILITY TO PURCHASERS, LENDER'S RELATIONSHIP BEING THAT ONLY OF A CREDITOR WHO HAS TAKEN, AS SECURITY FOR INDEBTEDNESS OWED TO IT, A COLLATERAL ASSIGNMENT FROM BORROWER OF THE PURCHASE CONTRACTS. EXCEPT AS REQUIRED BY LAW, BORROWER WILL NOT, AT ANY TIME, USE THE NAME OF OR MAKE REFERENCE TO LENDER WITH RESPECT TO THE PROJECT, THE SALE OF LOTS OR OTHERWISE, WITHOUT THE EXPRESS WRITTEN CONSENT OF LENDER.

       8.13 NO JOINT VENTURE. THE RELATIONSHIP OF BORROWER AND LENDER IS THAT OF DEBTOR AND CREDITOR, AND IT IS NOT THE INTENTION OF EITHER OF SUCH PARTIES BY THIS OR ANY OTHER INSTRUMENT BEING EXECUTED IN CONNECTION WITH THE LOAN TO ESTABLISH A PARTNERSHIP, AND THE PARTIES HERETO SHALL NOT UNDER ANY CIRCUMSTANCES BE CONSTRUED TO BE PARTNERS OR JOINT VENTURERS.

       8.14 Standards Applied to Lender's Actions. Unless otherwise specifically stipulated elsewhere in the Documents, if a matter is left in the Documents to the decision, requirement, request, determination,





                                      18.

            judgment, opinion, approval, consent, satisfaction, acceptance, agreement, option or discretion of Lender, its employees, Lender's counsel or any agent for or contractor of Lender, such action shall be deemed to be exercisable by Lender or such other person in its sole and absolute discretion and according to standards established in its sole and absolute discretion. Without limiting the generality of the foregoing, "option" and "discretion" shall be implied by use of the words "if" or "may."

       8.15 Meaning of Subordination. Any subordinations required to be given under the Documents by third parties to Lender shall include subordination of and the deferral of the right to receive payments on the subordinated obligations except to the extent permitted in paragraph 6.9; the remittances to Lender of all prohibited payments received by the third party; the subordination of all liens, security interests, assignments and other encumbrances and claims held by the third party on or against any of Borrower's property to Lender's interest (whenever acquired) in such property; and an agreement on the part of the third party not to exercise any remedies against Borrower so long as all obligations under the Documents have not been fully satisfied.

9.    SPECIAL PROVISIONS.

       9.1  Cross-Default of Other Loan Obligations.

            (a) Lender entered into a Loan and Security Agreement ("PRFCVI Loan Agreement") dated as of January 9, 1990, with Patten Receivables Finance Corporation VI, a Delaware corporation and an Affiliate of Borrower, as it has been modified and is to be modified by instrument of even date herewith, pursuant to which it has committed to make to Borrower a loan in an amount not to exceed at any time Twenty Million Dollars ($20,000,000) ("PRFCVI Loan"), subject to the terms and conditions of the PRFCVI Loan Agreement. Lender also entered into a Construction and Receivables Loan and Security Agreement dated as of February 18, 1994, pursuant to which Lender has committed to make a construction loan to Parent in a principal amount not to exceed Three Million One Hundred Thousand Dollars ($3,100,000) ("Patten Mountainloft Construction Loan") and a revolving receivables line of credit in a principal amount not to exceed Five Million Dollars ($5,000,000) at any time ("Patten Mountainloft Receivables Loan"). As used in this Agreement, the term "Other Credit Facilities" shall mean at any time, all other loans and credit facilities then outstanding between Borrower, PRFCVI, Parent and/or any Affiliate of Borrower on the one hand, and Lender on the other hand, including, without limitation, the PRFCVI Loan, the Patten Mountainloft Construction Loan, the Patten Mountainloft Receivables Loan; the term "Credit Facility" means any one of the Other Credit Facilities or this Loan; the term "PRFCVI Loan Documents" shall mean the documents now or hereafter executed in connection with the PRFCVI Loan, as they may be from time to time renewed, amended, restated or replaced; the term "Patten Mountainloft Construction Loan Documents" shall mean the documents now or hereafter executed in connection with the Patten Mountainloft Construction Loan, as they may be from time to time renewed, amended, restated or replaced; the term "Patten Mountainloft Receivables Loan Documents" shall mean the documents now or hereafter executed in connection with the Patten Mountainloft Receivables Loan, as they may be from time to time renewed, amended, restated or replaced; and the term "Other Credit Facilities Documents" shall mean the documents now or hereafter executed in connection with the Other Credit Facilities, as they may be from time to time renewed, amended, restated or replaced, including, without limitation, the PRFCVI Loan Documents, the Patten Mountainloft Construction Loan Documents and the Patten Mountainloft Receivables Loan Documents.

            (b) An Event of Default under the Documents shall constitute an "Event of Default" as that term is defined in any of the Other Credit Facilities Documents; or if an "Event of Default" is not a defined term with respect to any of the Other Credit Facilities, shall, without further condition or delay, permit Lender to accelerate the payment of such Other Credit Facility, cease funding under any Other Credit Facility or to foreclose its lien or security interest on any of the collateral for such Other Credit Facility. An "Event of Default" as that term is defined in any of the Other Credit Facilities Documents and/or any act or event which, without further condition or delay, permits Lender to accelerate the payment of any Other Credit Facility and/or exercise its remedies to either cease funding under such Other Credit





                                      19.

                 Facility or foreclose its lien or security interest on any collateral for any Other Credit Facility shall constitute an Event of Default under the Documents.

            (c) Simultaneously with the execution of this Agreement, Borrower and Lender are executing an Amendment No. 9 to the PRFCVI Loan Documents and other documents called for therein (collectively, "PRFCVI Loan Modification Documents"). It is a condition precedent to the initial Advance that all PRFCVI Loan Modification Documents and all other documents necessary to accomplish the cross-default of the Documents and the Other Credit Facilities Documents have been executed and delivered to Lender and that all fees due under the PRFCVI Loan Documents have been paid.

            (d) Notwithstanding anything in this Agreement to the contrary, in no event shall Lender have any obligation to make the Advance if after giving effect to the Advance, the sum of the Advance and the unpaid principal balance of the Loan and the PRFCVI Loan would exceed Twenty-Four Million Five Hundred Thousand Dollars ($24,500,000).

    9.2 Not later than ninety (90) days after the date hereof, Borrower will do the following in accordance with applicable federal and state laws ands regulations and provide evidence reasonably satisfactory to Lender that such obligation has been performed:

            (a) remove and dispose of dump site contents and materials (including farm dump, brush and debris dump and discarded shingles) disclosed in that Phase I Environmental Assessment ("Environmental Assessment") dated as of April 20, 1994, prepared by Horizon Environmental Services ("Horizon"), during which removal an environmental consultant from Horizon shall be present to identify any materials that may indicate environmental concern (asbestos containing materials, drums or containers, buried tanks, etc. . . .);

            (b)  abandon and cap all on-site wells;

            (c) remove and dispose of the transformer located in the southeast portion of the Real Property suspected of containing polychlorinated biphenyols ("PCB's"); and

            (d) test the transformer located in the central portion of the Real Property near the outparcel and, if PCB's are detected, flush the transformer.





                                      20.

Lender reserves the right to require Borrower to take additional action warranted by the condition of the Real Property.

                           [Signature page to follow]

                     [this space intentionally left blank]





                                      21.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their respective name, personally or by their duly authorized representatives as of the date above written.

"Lender"                                 GREYHOUND FINANCIAL CORPORATION, a
                                         Delaware corporation



                                         By: Jack Fields, III
                                             ------------------------------
                                         Type/Print Name:  Jack Fields, III
                                                           ----------------
                                               Title: Senior Vice President
                                                      ---------------------

"Borrower"                               PROPERTIES OF THE SOUTHWEST, INC., a
                                         Delaware corporation



                                         By: Alan L. Murray
                                             -------------------------------
                                         Type/Print Name:  Alan L. Murray
                                                           -----------------
                                         Title: Treasurer
                                                ----------------------------




                                      22.